SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

  Date of Report (Date earliest event reported) October 5, 2001

Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-27031      ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

Item 5.   Other Events

      Reference is made to Note 2 of the financial statements in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 for Entergy Gulf States, Inc. for a description of the Entergy Gulf States business separation plan and proceedings relating to the implementation of competition in Texas. As described therein, on August 3, 2001, the staff of the Public Utilities Commission of Texas (PUCT) filed a petition requesting that the PUCT determine whether the market is ready for retail competition in the portion of Texas within the Southeastern Electric Reliability Council, which includes Entergy Gulf States' service territory.

   On October 5, 2001, a Memorandum of Understanding was filed with the PUCT by its staff. The Memorandum of Understanding, which is attached as an exhibit hereto and incorporated herein by reference, was agreed to by Entergy Gulf States, the PUCT staff, the Office of Public Utility Counsel, Texas Industrial Electric Consumers and Central Louisiana Electric Co. Marketing and Trading. Pursuant to the Memorandum of Understanding and subject to the conditions set forth therein, the parties to the Memorandum of Understanding have agreed that the implementation of competition and the Entergy Gulf States business separation plan should be delayed effective January 1, 2002, until September 15, 2002. The parties to the Memorandum of Understanding, which is an agreement in principle among the parties listed above, are negotiating a settlement agreement which would more fully set forth the terms of any such delay and the resulting impact on Entergy Gulf States' rates. There can be no assurance that a settlement agreement will be entered into or that the PUCT will approve the terms of the Memorandum of Understanding or any such settlement agreement.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

  Exhibit No.         Description
   No. 99         Memorandum of Understanding filed October 5,
                  2001 with the Public Utility Commission of
                  Texas




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             Entergy Gulf States, Inc.



                             By: /s/ Michael G. Thompson
                                  Michael G. Thompson
                                  Executive Vice President,
                                  General Counsel and Secretary



Dated: October 15, 2001